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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


EVI ANNOUNCES THE COMPLETION OF THE SALE OF MALLARD DRILLING


November 12, 1996, Houston, Texas - Energy Ventures, Inc. (NYSE-EVI) today announced the completion of the previously announced sale of its Mallard Drilling rig contracting division to Parker Drilling Company for total consideration of approximately $335 million.

EVI is an international oilfield equipment company with manufacturing operations in eight countries. The Company manufactures drill pipe, premium tubulars and production equipment.


Contact:

James G. Kiley
Vice President and
Chief Financial Officer
(713) 297-8400